Exhibit 10.05

CIC Lyonnaise de Banque

LOAN AGREEMENT

The loan is governed by these Special Terms and Conditions and by the “General Terms and Conditions of Credits”, agreed to by the borrower prior hereto and, where applicable, by guarantees. Said “General Terms and Conditions of Credits” are referred to hereinafter by means of the name “General Terms and Conditions”.

It is expressly agreed that in the event of a contradiction between the General Terms and Conditions and the Special Terms and Conditions, the latter shall prevail.

The Client which is the beneficiary of the credit must represent that it is an informed businessperson and that it is aware of technical and financial terms by means of which the financial assistance in question operates.

Special Terms and Conditions

1. LENDER

Lyonnaise de Banque, a limited company with share capital of €260,840,262, with its registered office at 8 rue de la République, 69001 Lyon, SIREN [business registration number] 954 507 976, at the Lyon Trade & Companies Register, represented by one of the office-holders thereof.

Hereinafter referred to as “the Lender” or “the Bank”.

2. BORROWER

Gaming Partners International (GPI) with its registered office at Zone Industrielle Beaune-Savigny, Lieudit La Champagne, 21420 Savigny Les Beaune.

Business activity: 3240Z – the manufacture of games and toys.

A simplified joint-stock company with share capital of €8,000,000, registered at the Register of Trade & Companies under the number 515720647, represented by the Chairman thereof, viz.: Gaming Partners International Corporation, 1700 Industrial Road, Las Vegas, Nevada, represented by Mr Gregory Scott Gronau.

Hereinafter referred to as “the Borrower”.

3. PURPOSE OF THE FUNDING

Miscellaneous business loans:

Total amount of the transaction: €5,000,000.

4. CASH FLOW CREDIT

4.1. TOTAL AMOUNT OF THE LOAN: €5,000,000 (FIVE MILLION EUROS)

4.1.1. USAGE AND REPAYMENT

The credit can be used on a technical level by means of discount on bills of exchange which can be used freely of a minimum usance of 10 days and a maximum of 93 days which representative of the total amount of the financial assistance.

The total amount of credit authorized shall change in accordance with the table entitled “Total amount authorized” which is attached as a schedule and which forms an integral part of this agreement.

Transactions with respect to the discount and the domiciliation of bills which constitute the financial assistance take place in the current account open in the name of the Borrower in the bank’s books. Said transactions, initiated on the current account for reasons relating purely to administration, shall under no circumstances whatsoever represent a novation as to the guarantees provided, and the latter shall continue to have their full and entire effects.

The Borrower shall be able to freely proceed to use or re-use the credit which is granted thereto, on a full or partial basis, depending on its cash flow requirements which it shall determine before any new note is subscribed. The bills thus created shall have to reach the bank at the latest two working days before 11am prior to the date of provision of funds required by the borrower.

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[Legal notice – details regarding Lyonnaise de Banque – share capital, registration number, etc.]

The bank undertakes to take at a discount any and all such bills thus subscribed, within a maximum authorization amount which shall change over time upwards and downwards, in accordance with the provisions agreed, according to the table entitled “Total amount authorized” which is attached as a schedule. It is hereby stated clearly that the cumulative usage of credit shall not exceed the authorized amount which applies.

4.2. FINANCIAL TERMS

The credit is extended subject to the following terms:

4.2.1. Interest rate

The interest rate applied is currently set at 1.42800% per annum.

The credit is stipulated to be an INDEXED RATE loan.

The index used to determine variations in the rate is the Euribor Jr 3-month index.

The definition of said index is specified in the “Definition of the interest rate” section.

The interest rate is determined at the time of discount of each note and shall apply to the note in question, depending on the value of the index taken into account on said date. The interest rate shall always be equal to the value of the index taken into account, plus 0.40000%.

For the Borrower’s information, it is specified that the value of the Euribor Jr 3-month index as of December 10, 2010, was 1.02800%.

The interest is deducted on the discount date of the note by debiting the Borrower’s current account.

The interest which is worked out on an annual basis, payable in performance of the credit agreement, shall be calculated in respect of the number of actual usage days based on a 360-day year.

4.2.2. Commitment fee

The Borrower shall periodically pay a commitment fee.

The commitment fee is calculated based on a 360-day year and on the amount of the authorized credit at the rate of 0.10000% per annum. It is calculated in advance.

It shall be due for the first time on [ ], then regularly on the first day of each calendar quarter.

4.2.3. Non-usage fee

No non-usage fees shall be paid.

4.3. REPRESENTATION OF RELEASE FROM LIABILITY

The legal representative of the Borrower and/or where applicable the guarantor represent that he/she/it or they definitively forego or forgoes, the life assurance which was offered by the Lender to guarantee the credit. He/she/it or they ask or asks the Lender to still grant the loan to the Borrower despite the lack of said assurance. He/she/it or they expressly release, both on its/his/her or their behalf and on the behalf of its/his/her or their heirs and persons entitled to a right through them, the Lender of all liability which may arise from the lack of said assurance.

4.4. ANNUAL PERCENTAGE RATE (APR)

To comply with legal obligations, it is hereby stated that the annual percentage rate for this credit, given the value of the rate variation index as of December 12, 2010, breaks down as follows:

Interest rate	1.42800%

Administration charge	€0

Cost of the agreement
and of guarantees	€0

Commitment fee	0.1000% per annum

Giving a per annum ANNUAL PERCENTAGE RATE of 1.55300%.

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5. GUARANTEES

The financial assistance shall be provided to the Borrower after realization and the taking of effect of all of the special terms and guarantees listed hereinafter:

5.1. USE OF AN INTEREST-BEARING BANK ACCOUNT AS COLLATERAL

The Settlor: Gaming Partners International

Registered office: Zone Industrielle Beaune-Savigny, Lieudit La Champagne, 21420 Savigny Les Beaune.

Business activity: 3240Z – the manufacture of games and toys.

A simplified joint-stock company with share capital of €8,000,000, registered at the Register of Trade & Companies under the number 515720647, represented by the Chairman thereof, viz.: Gaming Partners International Corporation, 1700 Industrial Road, Las Vegas, Nevada, represented by Mr Gregory Scott Gronau.

Hereby agrees to provide as surety and as a guarantee in respect of the repayment of the loan or loans listed above as regards the principal sum thereof, interest, costs, fees and ancillaries, up to the sum of €3,750,000, in favor of the bank, collateral security as regards the asset referred to hereinafter:

USE OF AN INTEREST-BEARING BANK ACCOUNT AS COLLATERAL

Account type: time deposit account [known as a bond in the UK]

No. 10096 18548 00022742028 70

Maturity date: July 5, 2011

Holder of the account being provided as collateral: Lyonnaise de Banque

This collateral security shall be provided by means of a separate instrument.

This guarantee is associated with the loan with the reference 000227420EUR20201A1 CASH FLOW CREDIT in respect of a sum of €5,000,000.

6. SPECIAL PROVISIONS

6.1. OTHER CLAUSES

The Borrower has taken note that the overdraft authorization initially put in place on the current account thereof no. 18548 00022742001 (authorization of a sum of €5,000,000) shall be discontinued upon finalization of this cash flow credit. This credit shall replace said authorization.

7. DEFINITION OF THE INTEREST RATES

The following definitions apply to the interest rates in respect of the loans above. Said rates are defined in the following terms and conditions.

8. DEFINITION OF THE “EURIBOR JR 3-MONTH” INDEX

The interest rate is stipulated to be variable upwards as well as downwards depending on changes to the Euribor 3-month rate (the Euribor Jr 3-month rate). The Euribor rate (the Euro Interbank Offered Rate), which is published by the European Banking Federation (EBF), is the rate at which interbank deposits in euros are offered between leading banks within the eurozone.

To determine the rate which applied at the time of discount of each note issued as regards usage of the credit, the Euribor 3-month rate on the working day two days before the effective date of the discount of the said note shall be used, it being specified that the concept of “working day” is that of a day on which the European Monetary Union money market is open.

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9. DEFINITION OF GUARANTEES

The following definitions apply to the guarantees in respect of the credits above. Said guarantees are constituted under the following terms and conditions.

GENERAL TERMS AND CONDITIONS

These general terms and conditions apply to all business credits which have been extended to the Borrower or which shall be extended to the Borrower by the bank, even in the event that no contract or written agreement cover said credit.

As used here, the term “the Bank” means the Lender and the terms “the Client” and “the Borrower” means the party obtaining the loan.

1. UNITY OF ACCOUNTS

It is formally agreed that all of the accounts opened with the bank, even those under different titles or names, irreparably form a single, indivisible and overall account.

Accordingly, it is expressly stipulated that the overall balance, once credit and debit balances in all such accounts have been set off against each other, constitutes at any time and in particular at the end of business relations, the balance of the [notional] single current account.

It is hereby stipulated, furthermore, that the guarantees provided shall also serve as a surety for any and all other undertakings, regardless of the amount and the nature thereof, that the Borrower may have vis-à-vis the Bank at the time of merging of the accounts.

2. JOINT AND SEVERAL RESPONSIBILITY

In the event of plurality of borrowers as regards a single credit, said borrowers shall be jointly and severally responsible for the performance of all of the undertakings contracted under the terms of the said credit. All documents relating to the performance of the credit, including all receipts, transfer orders and promissory notes, shall be able to be signed by one howsoever of the borrowers, which mutually grant each other any and all powers and consents to this end, in such a way that the signature of any one whichsoever thereof shall bind them all jointly and severally.

In the event of the death of the borrowers, or of one of them, prior to complete payment, joint and several liability shall apply in respect of the heirs and representatives thereof, or in respect of the survivor and the heirs or representatives of the predeceased, as regards the payment of any and all sums payable and the performance of any and all terms set forth as regards the said credit.

3. THE OCCURRENCE OF NEW CIRCUMSTANCES

If, following the introduction, creation, modification, interpretation by an authority endowed with the power to set standards, or the implementation of a provision of law or of regulations or of a text howsoever of a mandatory nature, the Bank becomes subject to any and all fiscal measures (with the exception of an increase howsoever of corporation tax) or any and all monetary regulations (such as, for instance, regarding the constitution of reserves or mandatory deposits, quantitative regulation of credit, the institution of new prudential ratios and coefficients applicable to banks) leading to a reduction in the Bank’s net remuneration, the following provisions shall apply:

- The Bank shall inform the Borrower by means of a notification which shall contain the estimated amount of the increase in cost or the reduction in net remuneration arising out of the new circumstance and of the corresponding compensation, which shall be accompanied by supporting documents;

- The Borrower and the Bank shall consult with each other as soon as possible with a view to reaching an agreement enabling the difficulties which have arisen to be dealt with, in the spirit of cooperation which accompanied the entering-into of this agreement;

- If no agreement can be reached within a period of one month following receipt by the Borrower of the notification referred to above, the Borrower shall have to:

- Either request that the Bank maintain the credit facility or the loan, with the Borrower however undertaking to bear the full cost, and undertaking do so retrospectively from the date on which the Bank had been affected by the new circumstance, the additional cost that the Bank had borne;

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- Or terminate the agreement regarding the credit facility or the loan and immediately repay the full amount of sums die as regards the principal sum, interest and fees plus, where applicable, any and all costs and charges incurred by the bank arising from said repayment, including the additional costs arising out of the new circumstance.

Unless a mistake is made, the notification referred to above indicating the costs, costs and charges shall bind the parties definitively.

4. NON-WAIVER / EXERCISE OF RIGHTS CLAUSE

All of the rights conferred upon the Borrower and the Bank by this agreement or by any and all other document issued in performance of or in relation to this agreement, such as the rights arising out of law, shall be cumulative and shall be able to be exercised at any time.

The fact that the Borrower or the Bank does not exercise a right or does not exercise a right immediately shall never be deemed to constitute waiver of said right, and exercise of a single right or partial exercise thereof shall not prevent the Borrower or the Bank from exercising said right again or in the future or from exercising any and all other right.

In the event that one howsoever of the stipulations of the present agreement or a part thereof transpires to be null and void in the light of an applicable rule or law or else is not applicable to the person of the Borrower, then it shall be deemed not to have been written but this shall not arise in this agreement being null and void.

5. LATE PAYMENT

Should the Borrower not comply with any howsoever of the repayment terms or of any howsoever of the terms regarding interest, costs and ancillaries, the interest rate shall be increased by THREE [percentage] POINTS, and this shall apply from the [due date of the] repayment which remained pending until a return to the normal course of contractual repayments takes place.

Additionally, the Borrower shall have to pay contractual compensation equal to 5% (FIVE PERCENT) of the sums in arrears.

The same principle shall apply as regards any and all advances or payments made by the Bank, on the behalf of the Borrower, in particular in respect of contributions and premiums paid to insurance companies and any and all debt collection costs.

Interest not paid at the due date thereof shall not cease to be due and shall be compounded automatically and shall yield interest at the aforementioned higher rate, from the date on which it was payable, for a full year, without prejudice to the Bank’s right to demand early repayment of the sums due as stipulated above.

6. MISCELLANEOUS UNDERTAKINGS

All costs pertaining to loan agreements and the consequences thereof shall be borne by the Borrower, likewise all the costs arising out of the constitution and where applicable the extension or the withdrawal of guarantees, and also the costs engendered by the obligation of providing information on an annual basis to guarantors.

The cost of the guarantees listed in the special terms and conditions of agreements is merely an assessment, which is provided for information purposes, and no undertaking on the part of the Bank is made.

The Borrower undertakes to repay to the Bank, along with interest at the loan rate which then applies, from the date of the advance, all costs and disbursements that the Bank shall have advanced to ensure a guarantee as regards and the repayment of sums due and for the preservation of the goods that were financed in a good condition, and also as regards the issuance of supporting documents in this respect.

All of the payments in respect of the principal sum, interest and ancillaries shall take place at the Bank’s head office, without any costs for said latter or offsetting.

The Borrower authorizes the Bank to carry out the deduction of any and all sums as regards the principal sum, interest, any insurance premiums or contributions, administration charges and other ancillaries, agreed under the terms of agreements, by means of debiting the current account open in the name of any howsoever of the borrowers at the Bank.

The Borrower undertakes to have a sufficient balance amount in its current account such that the application of deductions at their respective due dates is covered, and to carry out lodgments which equate to a significant proportion of the turnover handled thereby, in relation to the extent of the various items of financial assistance which may be granted thereto by the Bank.

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By express agreement between the Borrower and the Bank, all of the lodgments made to the current accounts open in the name of the Borrower shall in priority and by preference be assigned to the repayment of the debt arising out of the present agreement notwithstanding any and all special assignment clause in respect of said lodgments.

Evidence of the granting of credits and also that of repayments and of any and all payments pertaining thereto, shall arise out of entries made by the Bank.

The Borrower shall bear any and all charges and taxes which may affect the financial assistance, before they are repaid in full, in addition to the agreed payments, if they are not to be by exclusively borne by the Bank under law.

The Borrower expressly authorizes the Bank to communicate, to physical and legal persons who and/or which stand security for or make undertakings as guarantors in relation to a business loan, periodic information regarding the state of affairs of the financial assistance guaranteed.

The Borrower undertakes to provide to the Bank:

- As soon as they are drawn up, and under all circumstances at the latest within one hundred and eighty days (180 days) of the end of each financial year:

- Its annual accounts, those of its subsidiaries, and where applicable those of the guarantor (Balance Sheets, Income Statements, schedules) certified by the designated auditors (and also all additional information pertaining thereto), management reports, the auditor’s general and special reports, the resolutions put to Ordinary and/or Extraordinary General Meetings, minutes of its annual meetings and those of its subsidiaries and where applicable those of the guarantor.

- In the event of exclusive control of other businesses as defined by Article L. 233-16 of the Commercial Code, the group’s consolidated accounts (Balance Sheets, Income Statements, schedules), the management report, the report by the auditor;

- Immediately upon request, a recent financial position.

The Borrower and, where applicable, the guarantor shall notify the Bank immediately of the occurrence of:

- Any and all events which constitute a case of early repayment;

- Any and all acts liable to change their status or their capacity, supplying the Bank with any and all supporting evidence and documents;

- Any and all events liable to significantly worsen their financial position or their capacity to meet their obligations arising from this agreement.

The Borrower and the guarantor undertake not to, without the prior consent of the Bank, dispose of or grant rights in rem to their immovable (or real) assets or to their intangible assets, to provide guarantees for the undertakings of third parties, to give their premises on a lease-management basis or to move them, and, less specifically, to make contractual undertakings which are liable to seriously affect the value of their assets.

The Borrower undertakes not to provide security in the form of property or to provide personal security, guaranteeing one of its present or future payment undertakings in the capacity of a borrower or of a guarantor, in respect of its assets as they stand now or as they shall stand in the future, without giving the Lender the benefit of security in this matter which provides at least equivalent security to the Lender.

This undertaking does not concern security already provided as of the date of this agreement, and plant and equipment provided as collateral security and also the provision of vehicles as security at a future date, the purpose of which is to specifically guarantee the credit provided for the acquisition of said assets.

7. RENT PAYMENTS PROVIDED AS COLLATERAL SECURITY

If the purpose of the credit is to fund [the purchase of] a real estate asset or if the guarantee provided is such an asset, in the event that the asset funded or provided as collateral is rented out, to ensure that the Lender is paid what may be due thereto by virtue of the present agreement, the Borrower, or where applicable the third-party guarantor who/which is the owner of the immovable asset provided as surety, represents hereby that it/he/she/they are providing as collateral to the Lender, in accordance with Articles 2355 et seq. of the Civil Code, the sums to be paid by and received from any and all current and future person or persons renting out the said asset.

In the event of non-payment by the Borrower of a sum due as regards principal, or interest, or costs or ancillaries the Lender shall therefore be able to notify and make enforceable said provision of collateral against the tenant or tenants, by registered letter with request for acknowledgment of receipt, in accordance with Article 2362 of the Civil Code.

Following such a notification, the tenants shall have to pay the sums due to the Lender, as and when they fall due, and the Lender shall apply said sums to the payment of the sums remaining due to the latter by assigning them, in the following order: first of all to costs and ancillaries and then to interest, and then to the principal sum.

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8. ACCOUNTS PROVIDED AS COLLATERAL SECURITY

In accordance with Articles 2355 et seq. of the Civil Code, the Borrower provides as collateral to the Bank, all of the accounts as they stand now and in the future which it holds at the Bank, and it shall do so without prejudice to any and all other specific guarantees which may, where applicable, be specially assigned in other contexts as guarantees for the credit which is the subject-matter of this agreement.

The Borrower represents that it has not, as of today’s date, provided as collateral security or granted any rights howsoever to said accounts, and that it undertakes not to provide them as collateral security to a third party without the prior consent of the Bank.

Said provision of collateral security is entered into to guarantee the payment and the repayment of all sums as regards principal, interest, costs and ancillaries due in respect of the credit extended hereby.

In accordance with the law, unless otherwise agreed between the Borrower and the Bank, the provision of collateral security thus agreed shall not give rise to freezing of the Borrower’s accounts.

The latter shall be able to dispose freely of the sums put into its accounts without having to request the prior approval of the Bank. However, by constituting said provision of collateral security, the Borrower grants to the Bank the right to be paid on a preferential basis in relation to its other creditors, out of the accounts which have been provided as collateral security. The Bank shall therefore be entitled to enforce this understanding regarding collateral security against any third parties howsoever which may carry out a conservatory or execution measure with regard to the accounts provided as collateral security, or which claim a right howsoever to said accounts, to the prejudice of the rights of the Bank. Likewise, the Bank shall be able to use this provision of collateral security as a ground in the event of the initiation of a safeguarding procedure [procedure de sauvegarde, specific to French law], court-ordered supervision, court-ordered liquidation or of proceedings to deal with the excessive debt of private individuals.

In accordance with the law, in the even to non-payment by the Borrower of a sum howsoever which has fallen due and which remains payable to the Bank, the latter shall be entitled to offset, up the amount of the sum due, the debt owed by the Borrower against the temporary or definitive credit balances in the accounts provided as collateral, even if the latter are the subject of an upcoming repayment.

The offsetting shall take place after pending transactions are processed.

9. INSURANCE / DAMAGES / COMPENSATION PAID IN RESPECT OF THE ASSET FUNDED OR PROVIDED AS A GUARANTEE

9.1. Assets in question

9.1.1. Immovable assets in co-owned buildings

It is hereby reminded that in the event that an immovable asset [the purchase of which] which was funded [by the loan] or provided as a guarantee to the Lender is part of a co-owned building, it must be insured, in application of co-ownership rules and regulations, which make it mandatory that the property manager or management company insure the building against fire. If a loss occurs, the co-ownership rules and regulations can provide that insurance compensation shall be allocated in priority to rebuilding if rebuilding is lawfully decided by a general meeting after the loss. In which case, the Lender authorizes the allocation of compensation to rebuilding of the building. The insurance company or companies are then authorized to pay the compensation arising out of joint insurance policies to representatives of the property manager or of the management company in the circumstances provided for in the co-ownership rules and regulations, in the absence of and without input being provided by the Lender.

If it is not decided to rebuild, all of the Lender’s rights are reserved in respect of the compensation which is to arise from joint policies.

In the event that the insurance taken out by the building manager or management company is insufficient to cover the private areas [of the building], the Lender advises the Borrower, or advises the owner of the asset if the latter party is not the Borrower, to take out additional insurance personally, as outlined in the clause hereinafter.

9.1.2. Immovable assets not in co-owned buildings and other assets.

The Lender advises the Borrower, or advises the owner of the asset if the latter party is not the Borrower, to take out insurance which provides coverage against risks, against all losses, and against any and all forms of total or partial destruction, with a company of its choosing which is known to be solvent, with said insurance to cover a sum at least equal to the rebuilding cost thereof in the event of an accident (as regards immovable assets), or at least equal to the replacement cost thereof (as regards all assets).

The Borrower acknowledges that it has been notified and been warned by the Lender that if such insurance is not taken out, it runs the risk, in the event of an accident, of having to pay back the totality of the credit which is payable while the asset which suffered the loss shall no longer be of a sufficient value to pay off said debt.

The owner of the asset undertakes to keep the Lender informed regarding the taking out and cancellation of any and all insurance policies covering the asset which is being funded [by the loan] or provided as a guarantee.

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9.2. Compensation payable in the event of a loss.

In the event that the owner of the asset funded [by the loan] or provided as a guarantee has taken out the damage insurance referred to above, the following provisions are applicable:

- In the event that actual coverage of the insured asset is constituted as surety for this credit, the Lender shall have the benefit of, in accordance with provisions of Article L. 121-13 of the Insurance Code, of a preferential right to the compensation which is payable in the event of a loss.

- In other cases, the owner of the asset funded [by the loan] represents hereby that he/she/it has provided as collateral security to the Lender, in accordance with Articles 2355 et seq. of the Civil Code, all compensation and payments howsoever liable to be payable by the insurance company under any and all insurance policies taken out currently or which may be taken out subsequently, in the event of a partial or total loss affecting the asset, and this applies until full payment is received of sums due under the credit agreement.

- The owner of the insured asset undertakes to provide to the Lender the necessary items regarding the insurance of the asset in order that the Lender may carry out notifications of claims or of provision as collateral directly to the insurance company; to be provided to the Lender, immediately upon request by the latter: a copy of insurance policies and of all documentary evidence for payment of premiums.

The Borrower authorizes the Lender to forward to the insurance company a copy of this credit agreement if the insurance company were to request so, in particular for the purpose of identifying the asset funded [by the loan]. Accordingly, in the event of a total or partial loss, and, if the asset is an immovable asset, subject to the any and all authorizations given by the Lender to allocate compensation to the rebuilding of the building, the Lender shall receive a sum equal to the amount of the debt owed thereto, as regards the principal, interest and ancillaries thereof, out of the compensation allocated by the insurance company. Said payment shall have to take place directly into the care of the Lender, merely on the basis of the bills [sic] provided thereby, in the absence and without even the involvement or participation of the owner of the asset, which grants thereto, in this respect, all the necessary powers and delegations.

In the event that repayment of the credit is demanded, the compensation and sums paid shall be offset against the debt owed to the Lender, in this order: first of all against costs and accessories, then against interest, and then against the principal. If repayment of the credit is not demanded by the Lender, the latter shall retain the sums paid on a special collateral security account, and, if the asset is an immovable asset, shall allocate them to payment for repair or rebuilding work upon presentation by the Borrower of documentary evidence that building work has been carried out.

Notification hereof, along with all of the requisite claims, shall be made to the insurance company, with the cost thereof to be borne by the Borrower, through the actions of the Lender which shall charge, where applicable, a notary public with doing so, if mortgage guarantee (or mortgage charge) or a moneylender’s preferential payment claim is made.

Likewise, the owner of the asset represents that he/she/it is providing as collateral security for the Lender all sums to which he/she/it may lay claim at the time of or following any and all losses in respect of which the State or any and all local or regional governments pay compensation.

10. DEMANDS FOR IMMEDIATE PAYMENT

1. The sums due shall be automatically and immediately payable, if the Bank sees fit, without any formalities taking place or notice being served, notwithstanding the terms and timeframes, where applicable, which have been set forth in any howsoever of the following scenarios:

- If the Borrower is more than thirty days late with payment in relation to a due date as regards principal, interest, or ancillaries.

- If the Borrower or the guarantor is the subject of court-ordered liquidation, is declared personally bankrupt, or if the guarantor is the subject of court-ordered supervision, or even if one of said two parties is not in one of the above situations but ceases or suspends payments for any reason howsoever.

- If the Borrower requests that a conciliator be appointed, is the subject of a friendly settlement with its creditors and the bank is not part of the latter group, or of a ruling regarding total transfer of the business or admits to not being able to settle its debts.

- If the Borrower or the guarantor is the subject of payment incidents, protests or any and all form of proceedings, in particular if its assets are the subject of attachment or sequestration.

- If (when the Borrower) or the guarantor is an SA [French limited company] or a SARL [French limited liability company], the shareholders’ equity figure of the Borrower, or where applicable of the guarantor, changes to a figure which is less than half of the company’s share capital and the Borrower or the guarantor do not carry out an increase of their shareholders’ equity within a timeframe of nine months following the statement of accounts which officially recorded said situation.

- If the sums loaned are not employed in the purpose for which they were intended or if the purpose funded by this credit is transferred, sold, used as a contribution to [a business] or disappears [ceases to exist].

- If the representations made by the Borrower or the guarantor, either in the loan agreement and in the credit application, are acknowledged to be false or inaccurate.

- If the increased interest rate, where applicable, is not agreed to when the rate is stipulated to be revisable or indexed.

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- If the Borrower or the guarantor refuses to provide copies of their accounting documents at the end of each financial year.

- If the auditors of the Borrower or of the guarantor:

- Refuse to certify the company accounts and/or the consolidated accounts of the Borrower or of the guarantor;

- Express a reservation howsoever in their reports regarding the company accounts and/or the consolidated accounts of the Borrower and/or of the guarantor.

- If the Borrower or the guarantor do not particularly [sic] keep up to date their tax payments and do not pay their social insurance contributions.

- If the Borrower or the guarantor are the subject of a dissolution or a friendly liquidation, a merger or a takeover by another company or not-for-profit organization, or of a de-merger or change of nationality without the prior consent of the Bank.

- If, without prior consent from the Bank, a change takes place by direct or indirect means in the breakdown [of the ownership] of the Borrower’s share capital, or where applicable of the guarantor’s share capital, which has the effect of giving rise to a change in control of the Borrower or of the guarantor as defined by Article L.233-3 of the Commercial Code, whether said control be exercised either by a physical person or by a legal person.

- If, as regards any and all other credits granted thereto either by the Lender, or by another lender, the Borrower, or one of the subsidiaries thereof, or where applicable the guarantor:

- Is the subject of a demand for early payment in respect of said other credit;

- Does not honor a guarantee provided thereby when said guarantee is duly called upon;

- Has unpaid debts.

- If the Borrower or the guarantor is a Société Civile (non-commercial partnership) or a Société en Nom Collectif (commercial partnership) and if company shares are sold by the partners therein without prior agreement with the Bank.

- If the Borrower who is a physical person, a policy-holder or a guarantor dies, unless in the last case a new guarantor is provided which/who is accepted by the Bank.

- If the Borrower stops carrying on its business activity or changes its business activity without the prior consent of the Bank.

- If the intangible assets of the business or of the self-employed craftsperson (or artisan) is transferred, by the method of sale, exchange or contribution to a company.

- If the place of business of the business or the place of business of the self-employed craftsperson (or artisan) is moved or is rented out on a lease-management basis without the prior consent of the Bank, and in the event of disposal, attachment or compulsory purchase of the building in which the place of business is operated, or in the event of a refusal to renew or terminate a commercial lease.

- If the Borrower disposes a large proportion of its assets outside the scope of normal business transactions.

- If security in the form of property is materialized:

- If the assets allocated as a guarantee are disposed of or shared out between several owners in the absence of a prior arrangement with the Bank as regards payment of the debt of the former;

- If the assets allocated as a guarantee are destroyed, in whole or in part, by fire or otherwise, if the various terms regarding insurance are not met, if insurance premiums are not paid regularly;

- If the assets funded [purchase funded by the loan] are damaged in such a way as to compromise the security of their being used as collateral security, or if accessories are damaged or taken away or removed;

- If changes are made to the assets allocated as a guarantee without the prior assent of the Bank;

- If rents for immovable assets which have been mortgaged are received in advance in respect of more than one year, attached or transferred to third parties;

- If the ranking of mortgage entries or of use as collateral security could not be obtained or was disputed, or if documentary evidence was not provided within a maximum timeframe of two months from the signature of the agreement.

2. Likewise, the sums due shall be automatically and immediately payable, if the Borrower or the guarantor does not comply with any one howsoever of the clauses and terms of the agreement and of the General Terms and Conditions, and this shall occur after notice has been served by registered letter containing the intention to use this clause as a ground and compliance has not been forthcoming over a period of two weeks.

3. Furthermore, if the bank has cause to demand immediate payment of its financial assistance, the Borrower shall have to pay compensation of 5% (FIVE PER CENT) of the sums due and also the cost of producing documents for use in court, the cost of being represented, and travel costs, including all costs and fees, even non-taxable costs and fees. Said compensation shall also be payable should the Bank be bound to produce any court-ordered allocation order howsoever, in particular in the event of the Borrower being the subject of court-ordered supervision.

Initials [handwritten initials]

4. Demands for immediate payment of financial assistance which occur for the aforementioned reasons shall give rise, at the choosing of the Bank, to the falling-due of all loans, credits, advances or undertakings of any type howsoever, contracted by the Borrower from the Bank which are in existence at the time of the event in question.

The Bank shall not be bound to use a demand for immediate repayment in full as a ground immediately upon occurrence of the initiating cause and the fact of tacit waiver may under no circumstances be put up as a ground against it.

5. In the event of the occurrence of one howsoever of said events, the Bank shall be able to:

- Refuse any and all new disbursements;

- Exercise a withholding right on all of the sums and securities deposited by whichsoever of the borrowers with the Bank.

- Offset the balance of the financial assistance against all of the accounts which the Borrower possesses with the Bank, regardless of the name or the category allocated to said accounts.

11. PROVISION OF CREDITS

The financial assistance shall be provided to the Borrower after a credit agreement is signed by the parties, after materialization and the taking of effect of all of the guarantees provided for in the agreement and the provision of the following documents if they are not already in the Bank’s possession:

- A certified and up-to-date copy of articles of association, of the minutes of the general meeting which approved the last accounts, the reports of auditors (the general and special reports) regarding said accounts;

- The Borrower’s extrait K-bis (company registration certificate) dating from less than three months previously;

- A certified and up-to-date copy of all the documents providing evidence of the powers of the Borrower’s representative, who is authorized to sign this understanding and all of the instruments and documents subsidiary thereto;

- Certified copies of accounts for the Borrower’s last three financial years (Balance Sheets, Income Statements, schedules).

Prior to each provision of funds, the Bank shall be able to require the provision of any and all documentary evidence which officially records that the price has fallen due for payment, and shall be able to have said due-for-payment status verified at the expense of the Borrower. To do so, the Bank can act itself or through a person delegated thereby to do so.

The Borrower authorizes the Bank to itself use the loan for the purpose thereof (direct payment of suppliers and of service providers, where applicable provision of the loan into the care of a notary public who shall be charged with allocating the funds).

This is merely an option which the Bank has at its disposal if it believes that doing so is in its interest, but it is under no circumstances an obligation.

If the price of the purpose of the funding is not payable in a single installment, the provision of funds shall only be required by the Borrower as and when the price falls due for payment. Under all circumstances, the Borrower’s contribution shall have to have been invested beforehand.

If the financial assistance in question is a cash flow [overheads] credit or a [debt] consolidation loan, it shall be provided to the Borrower by means of crediting the current account open in the books of the Lender, to the exclusion of any and all other method.

Unless a prior agreement has been reached by the parties, or it is stipulated otherwise in the Special Terms and Conditions, the following provisions shall apply automatically in the event of partial or full non-usage of the credit within the timeframes set forth hereinafter:

- After a period of three months has passed after the signature of the agreement, the Lender shall receive on a quarterly basis, in arrears, a credit non-usage fee of 0.25% (zero point two five percent) per annum, calculated in respect of the amount not used;

- After a period of one year has passed following the signature of the agreement, the Lender shall no longer be bound to effect, whether it be as regards all or part of the credit, the provision of funds not paid out.

12. EARLY REPAYMENT (in the event of a chain of bills)

The Borrower shall be able, in the circumstances hereinafter, to repay the loan in part or in full. Full early repayment can take place at any time subject to advance notice of one month.

Partial early repayment can only take place at the due date of a note, subject to advance notice of two weeks.

In the event of partial early repayment, a new chain of bills shall be drawn up which shall provide for either a shorter credit term or a lower installment amount, at the choosing of the Borrower.

Initials [handwritten initials]

Early repayment shall under no circumstances constitute a novation as to the guarantees provided, and the latter shall continue with regard to their full and entire effects.

In the event of early repayment of all or part of the principal sum outstanding, the Borrower shall have to pay to the Bank early repayment compensation which shall be equal to three months of interest, calculated based on the last rate applicable to the credit and on the principal sum repaid early.

In the event of early repayment of all or part of the principal sum outstanding, the Borrower shall have to pay to the Lender compensation which shall be equal:

-
As regards fixed-rate loans or, as regards variable-rate loans with the option of a fixed rate, during the fixed-rate option period, to SIX MONTHS OF INTEREST, calculated based on the last rate applicable;

-
As regards variable-rate loans or, as regards variable-rate loans with the option of a fixed rate, during the fixed-rate option period, to THREE MONTHS OF INTEREST, calculated based on the last rate applicable.

13. CLAIMED [sic] (in the case of free usage)

A claimed is a full early repayment of a note before its due date. It can be requested at any time by the Borrower subject to advance notice of one week.

14. ABANDONMENT OF THE CREDIT (in the case of free usage)

The Borrower may at any point in time definitively forego any and all usage of the credit. In which case, a commitment fee and a non-usage fee shall no longer be paid. It is however specified that fees paid in respect of the current period shall not be repaid on a retroactive basis.

15. REPRESENTATIONS AND GUARANTEES

The Borrower represents and guarantees to the Bank:

-
That it is a company is organized and existing under the laws of France, one lawfully formed, which enjoys legal personality and which possesses full legal capacity to exercise the business activities which constitute its company object:

-
That no legal proceedings are pending or, to the knowledge of the Borrower, are on the point of being brought to prevent or prohibit the signature or the performance of the agreement or which could lessen in a significant way its ability to meet its obligations under this agreement;

-	That all of the financial documents provided by it to the Bank are lawful and truthful, and were drawn up in accordance with the accounting principles applied in France;

-	That since the end of the last financial year:

o	No events have occurred which have had a significant unfavorable effect on the Borrower’s business activity, assets or economic and financial position;

o	There have been no events which merit an immediate demand for full payment.

16. CARRY-FORWARD ACCOUNT / OUTSTANDING BALANCE ACCOUNT

In the interest of clear relations between the Borrower and the Bank, the credit may, if need be, be the subject  of the opening of a special account called a “Carry-Forward Account”, the purpose of which shall be to record any extensions of principal due dates which the Bank may have cause to grant to the Borrower.

Likewise, in the event of outstanding debts, the outstanding debt shall be the subject of an entry in a special “Outstanding Balance” account.

Said events shall translate into entries, depending on the case at hand, on the debit or on the credit side of the Carry-Forward or Outstanding Balance accounts. Said events shall obey specific due date terms.

Under all circumstances the Carry-Forward and Outstanding Balance accounts’ only object is to record and process said events, and merely constitute an accounting breakdown of the loan, and ultimately only form, in conjunction with the latter, a single and indivisible whole. Accordingly, the offsetting of an entry in the Carry-Forward or Outstanding Balance accounts can in no way, shape or form constitute a payment to one of the parties or imply a novation howsoever.

17. TRANSFER

The Borrower may not transfer or assign the benefit of these provisions without the prior written consent of the Bank.

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The Bank shall have the option, once the Borrower has been notified, of transferring to any and all transferees all or part of its rights and obligations arising out of the understanding provided that no additional burden for the Borrower arise from the transfer.

18. CHOICE OF ADDRESS FOR SERVICE

For the performance of credit [the credit agreement] and the consequences thereof, the parties’ addresses for service shall be their respective residence and registered office.

This agreement is governed in respect of the validity, the interpretation and the performance thereof by French Law.

All disputes to which this agreement, and everything which shall be the continuation or the consequence thereof, may give rise, shall be brought to the attention of the court in the jurisdiction in which the Bank’s registered office is located.

Drawn up in Beaune on 14 December, 2010 in duplicate.

THE BANK

[Stamp:	[Stamp:

CIC Lyonnaise de Banque	CIC Lyonnaise de Banque

DEC. 14, 2010	CIC Group

Beaune Branch 18048]	SA (French limited company) with share capital of €260,840,262

9, rue Jules Marey,

BP 66,

21202 Beaune Cedex.

THE BORROWER (see note 1)

GAMING PARTNERS INTERNATIONAL

Note 1: Insert the handwritten note “Approved for agreement in respect of the sum of €5,000,000 (FIVE MILLION EUROS) as regards the principal sum, plus any and all interest, costs, fees and ancillaries”, affix the company stamp of the Borrower, [insert] signature and name and capacity of the signatory.

[Handwritten:

“Approved for agreement in respect of the sum of €5,000,000 (FIVE MILLION EUROS) as regards the principal sum, plus any and all interest, costs, fees and ancillaries”.]

[Stamp:

Gaming Partners International SAS

Registered office

17 rue Jacques Germain,

Z.I. Beaune-Savigny,

21200 Beaune,

France.

Tel.: (33) (0)3 80 25 26 26 / Fax: (33) (0)3 80 26 26 00]

[Illegible signature]

[Handwritten: Greg S. Gronau

Chairman]

Signature of the Settlor (see note 2):

Gaming Partners International

Note 2: Insert the handwritten note:

“Read and approved, in full agreement in respect of a principal sum of €3,750,000 (three million seven hundred and fifty thousand euros) and in respect of any and all interest, costs, fees and ancillaries in addition”, affix the company stamp of the Borrower, [insert] signature and name and capacity of the signatory.

[Handwritten:

Read and approved, in full agreement in respect of a principal sum of €3,750,000 (three million seven hundred and fifty thousand euros) and in respect of any and all interest, costs, fees and ancillaries in addition.

[Stamp:

Gaming Partners International SAS

Registered office

17 rue Jacques Germain,

Z.I. Beaune-Savigny,

21200 Beaune,

France.

Tel.: (33) (0)3 80 25 26 26 / Fax: (33) (0)3 80 26 26 00]

[Illegible signature]

[Handwritten: Greg S. Gronau

Chairman]

Initials [handwritten initials]

LYONNAISE DE BANQUE

CIC BEAUNE (ENT[unknown abbreviation])

9 RUE JULES MAREY

21200 BEAUNE

Date	: DEC./14/2010

References	: 10096 / 18548 / 000227420 / EUR / 20201 / A1

:

Usage	: Discount of bills of exchange

Type	: Cash flow credit

Borrower	: Gaming Partners International

Credit granted	: €5,000,000

Total duration	: 7 months

SUMS OF AUTHORISATIONS

Sums of maximums authorized	Date of effect of the maximums authorized	Due date of maximums authorized
5,000,000	DEC./01/2010	JUL./05/2011

Initials [handwritten initials]